Exhibit 5.1

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

April 12, 2017

Quorum Health Corporation

1573 Mallory Lane

Brentwood, Tennessee 37027

Ladies and Gentlemen:

We have acted as counsel to Quorum Health Corporation (the “Company”), and the Tennessee/Delaware Subsidiary Guarantors (as defined below), each organized and existing under the laws of the States of Tennessee or Delaware, as applicable, in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $400,000,000 aggregate principal amount of the Company’s 11.625% senior notes due 2023 (the “Exchange Notes”) that are to be general senior unsecured obligations of the Company and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s current and future domestic subsidiaries, including the Tennessee and Delaware entities set forth on Schedule I attached hereto (collectively the “Tennessee/Delaware Subsidiary Guarantors”). The Exchange Notes are to be issued pursuant to an indenture (the “Original Indenture”), dated as of April 22, 2016, by and between the Company and Regions Bank (the “Trustee”), and as supplemented by the first Supplemental Indenture, dated as of April 29, 2016, by certain of the the guarantors and acknowledged by the Trustee and the Issuer (the “First Supplemental Indenture”) and a second Supplemental Indenture, dated as of December 28, 2016 by QHCCS, LLC and acknowledged by the Trustee and the Issuer (the “Second Supplemental Indenture,” and together with the Original Indenture and First Supplemental Indenture, the “Indenture”).

The Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 11.625% senior notes due 2023 in accordance with the terms of a Registration Rights Agreement, dated as of April 22, 2016, by and among the Company and Credit Suisse Securities (USA) LLC (“Credit Suisse”), each as representative of the parties named therein as the Initial Purchasers (the “Original Registration Rights Agreement”), the related Registration Rights Joinder, dated as of April 22, 2016, by and among the Company, the guarantors party thereto, and Credit Suisse (the “First Joinder”) and the related Registration Rights Joinder, dated as of December 16, 2016, by and among the Company, QHCCS, LLC as guarantor, and Credit Suisse (the “Second Joinder”, and together with the Original Registration Rights Agreement and the First Joinder, the “Registration Rights Agreement”).

In rendering our opinions herein, we have relied with respect to factual matters, upon the certificate with respect to various factual matters signed by an officer of each of the Company and the Tennessee/Delaware Subsidiary Guarantors and dated the date of this opinion, and certificates of public officials referred to below. In addition, we have reviewed and relied upon such corporate or other organizational documents of the Company and the Tennessee/Delaware Subsidiary Guarantors and such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

(i) the Registration Rights Agreement;

April 12, 2017

(ii) the Indenture;

(iii) the form of Exchange Notes;

(iv) the Registration Statement; and

(v) the prospectus contained within the Registration Statement (the “Prospectus”).

In connection with our examination of documents, we have assumed the genuineness of signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us as certified, conformed or photographic copies, the legal capacity of all natural persons, and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We have assumed that all documents we have reviewed (i) are the valid and binding obligations of and enforceable against each party thereto and (ii) have been duly authorized, executed and delivered by each party thereto (other than to the extent we render opinions below as to due authorization, execution and delivery by the Company or the Tennessee/Delaware Subsidiary Guarantors).

Except as expressly set forth in this opinion letter, we have made no independent investigation or inquiry as to the accuracy or completeness of any representation, warranty, data, certificate or other information, written or oral, made or furnished to us in connection with the transactions contemplated by the Registration Statement.

The opinions expressed herein are limited in all respects to the laws of the State of Tennessee, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, and no opinion is expressed with respect to (i) any federal laws of the United States of America or any other jurisdiction, or any effect which such laws may have on the opinions expressed herein, (ii) the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. or (iii) the securities or “blue sky” laws of any jurisdiction. We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

We have not undertaken any independent investigation to determine the existence or absence of facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from the fact of our representation of the Company or the Tennessee/Delaware Subsidiary Guarantors.

With regard to our opinion in paragraph 1 below with respect to the Company’s and the Tennessee/Delaware Subsidiary Guarantors’ good standing, we have based our opinions solely upon examination of the certificates of good standing issued by the Tennessee Secretary of State and the Delaware Secretary of State as of a recent date.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(1) Each of the Company and the Tennessee/Delaware Subsidiary Guarantors is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable.

April 12, 2017

(2) The Company has the requisite corporate power under the laws of the State of Delaware to execute, deliver and perform its obligations under the Indenture and the Exchange Notes and to issue the Exchange Notes.

(3) The execution and delivery by the Company of the Indenture and the performance of its obligations thereunder, including the issuance of the Exchange Notes, have been duly authorized by the Company by all necessary corporate action under Delaware law.

(4) Each of the Tennessee/Delaware Subsidiary Guarantors has the requisite corporate or limited liability company power, as applicable, under Delaware or Tenneessee law, as applicable, to execute, deliver and perform its obligations under the Indenture, including the guarantee of the Exchange Notes.

(5) The execution and delivery by each of the Tennessee/Delaware Subsidiary Guarantors of the Indenture and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indenture, have been duly authorized by each of the Tennessee/Delaware Subsidiary Guarantors by all necessary corporate or limited liability company action under Delaware or Tennessee law, as applicable.

We express no opinion as to compliance with Section 48-16-401 of the Tennessee Business Corporation Act or Section 48-249-306 of the Tennessee Revised Limited Liability Company Act, as applicable, insofar as the incurrence of the obligations governed by the Indenture may be deemed to be a distribution by any Tennessee/Delaware Subsidiary Guarantor that is incorporated or formed in the State of Tennessee.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of any changes in the facts or law relating to the matters covered by this opinion that may hereafter come to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Bass, Berry & Sims PLC

Schedule I

Tennessee/Delaware Subsidiary Guarantors

Entity	Jurisdiction
Blue Island Hospital Company, LLC	DE
Blue Island Illinois Holdings, LLC	DE
Blue Ridge Georgia Holdings, LLC	DE
CSRA Holdings, LLC	DE
DHSC, LLC	DE
Hospital of Barstow, Inc.	DE
Lexington Hospital Corporation	TN
Massillon Community Health System LLC	DE
Massillon Health System LLC	DE
Massillon Holdings, LLC	DE
McKenzie Tennessee Hospital Company, LLC	DE
MMC of Nevada, LLC	DE
MWMC Holdings, LLC	DE
National Healthcare of Mt. Vernon, Inc.	DE
QHCCS, LLC	DE
QHC California Holdings, LLC	DE
Quorum Health Investment Company, LLC	DE
Quorum Health Resources, LLC	DE
Sunbury Hospital Company, LLC	DE
Triad of Oregon, LLC	DE
Watsonville Hospital Corporation	DE